Exhibit 10.6

                      International Dispensing Corporation
                       2500 Westchester Avenue, Suite 304
                            Purchase, New York 10577

                                February 23, 1999

Mr. Michael Handler
President
Nologies, Inc.
2 Midway Drive
Apt. #5
Bethel, Connecticut 06801

Dear Mr. Handler:

         International Dispensing Corporation, the successor of ReSeal Food Dispensing Systems, Inc., wished to extend for a twelve (12) month period, effective March 1, 1999, under the same terms, and conditions the Agreement currently in place between our companies. Said Agreement stipulates that Nologies, Inc. will assist in (d) the directing and managing of product and technology development, (e) licensing and strategic alliance pursuits, and (f) other related services that IDC may request from time to time, in the area of food and beverage dispensing and delivery systems.

         If you are in accord with this extension, please sign and return this document.

                                            Respectfully yours,

                                            /s/ Jeffrey D. Lewenthal
                                            ------------------------
                                            Jeffrey D. Lewethal
                                            International Dispensing Corporation
                                            Executive Vice President

Nologies, Inc.
Michael Handler, President

/s/ Michael Handler                         Dated: 2/26/99